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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------



                         DATE OF REPORT:          APRIL 30, 1998
                                        ---------------------------------
                                        (DATE OF EARLIEST EVENT REPORTED)

                         ABR INFORMATION SERVICES, INC.
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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          FLORIDA                       0-24132                 59-3228107
----------------------------         ------------         ----------------------
(STATE OR OTHER JURISDICTION         (COMMISSION            (I.R.S. EMPLOYER
 OF INCORPORATION)                   FILE NUMBER)         IDENTIFICATION NUMBER)


      34125 U.S. HIGHWAY 19 NORTH
          PALM HARBOR, FLORIDA                                 34684-2141
----------------------------------------                       ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                                 (727) 785-2819
               ---------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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         ABR INFORMATION SERVICES, INC. HEREBY AMENDS AND RESTATES IN ITS
         ENTIRETY ITS CURRENT REPORT ON FORM 8-K, DATED APRIL 30, 1998:

ITEM 2.  Acquisition or Disposition of Assets.

         On April 30, 1998, ABR Information Services, Inc., a Florida corporation ("ABR"), acquired (the "Acquisition") all of the issued and outstanding capital stock of Business Computer Services, Inc. (d/b/a PayAmerica(R)), a Virginia corporation ("BCSI"), in exchange for 1,198,008 shares of ABR's voting common stock, $.01 par value per share ("ABR Stock"). The Acquisition was consummated in accordance with the terms of an Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR, BCSI, the Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent (the "Acquisition Agreement"). At the time of the Acquisition, it was contemplated that the Acquisition would be accounted for as a pooling of interests for accounting purposes. As a result of ABR's recent meeting and discussions with the Office of the Chief Accountant ("OCA") of the Securities and Exchange Commission, ABR will change the method of accounting for the Acquisition from the pooling of interests method of accounting to the purchase method. After seeking input from the OCA, ABR was informed that the OCA decided that ABR's September 25, 1998 announcement regarding the action taken by its Board of Directors on such date to authorize the repurchase of up to 3,000,000 shares of its outstanding common stock constituted the form of announcement which the OCA considers determinative that ABR had an intention to reacquire stock at the time of the Acquisition. Although ABR had no intention to repurchase shares of its stock at the time of the Acquisition, the OCA determined that the continued use of the pooling of interests treatment for the Acquisition was unavailable. As a result, the Company's acquisition of BCSI, which was completed on April 30, 1998, will be accounted for using the purchase method of accounting rather than the pooling of interests method of accounting.

         Pursuant to the terms of the Acquisition Agreement, all of the issued and outstanding shares of BCSI common stock were sold and transferred to ABR in exchange for an aggregate number of shares of ABR Stock determined by dividing $36,000,000 by the average closing price of the ABR Stock on the Nasdaq National Market for the ten trading days immediately preceding the day before the closing date. As of the closing date of the Acquisition, there were 1,580 shares of BCSI common stock outstanding.

         BCSI is a pioneer of windows-based payroll and human resources solutions and, prior to the Acquisition, was one of the largest privately held payroll and tax filing service bureaus in the United States. In 1997, BCSI processed more than $1 billion in payroll taxes and earned "Bulk Filing Status" from the Internal Revenue Service, one of only 13 companies to achieve such status. BCSI is headquartered in McLean, Virginia, and maintains a sales office in Baltimore, Maryland. A second sales office recently opened in Cherry Hill, New Jersey. BCSI has over 2,000 customers and generated approximately $8.6 million in revenue in calendar 1997.

         The Acquisition Agreement is filed as an exhibit to this Current Report on Form 8-K/A and is incorporated herein by reference. The discussion above is qualified in its entirety by reference to that agreement.



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ITEM 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

             Not applicable

         (b) Pro Forma financial information.

             Not applicable

         (c) Exhibits.

2.1 Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR Information Services, Inc., Business Computer Services, Inc. ("BCSI"), Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni, Stephen J. Speroni, Joseph F. Speroni, David M. Speroni, Richard B. Speroni, Rex Haverty, E. Hale Waller, Nikky Losapio and Christopher Mantua, as Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent. The schedules and exhibits to this document are not being filed herewith. ABR Information Services, Inc. agrees to furnish supplementary copies of such schedules and exhibits to the Securities and Exchange Commission upon request.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          ABR INFORMATION SERVICES, INC.


                                          By: /s/  James P. O'Drobinak
                                             ----------------------------------
                                               James P. O'Drobinak
                                               Senior Vice President and
                                               Chief Financial Officer
Date:  November 13, 1998



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                                 EXHIBIT INDEX
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Exhibit No.                             Description
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
2.1 Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR Information Services, Inc., Business Computer Services, Inc. ("BCSI"), Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni, Stephen J. Speroni, Joseph F. Speroni, David
              M. Speroni, Richard B. Speroni, Rex Haverty, E. Hale Waller, Nikky Losapio and Christopher Mantua, as Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent.
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